Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                                  AppNet, Inc.
             (Exact name of registrant as specified in its charter)


                Delaware                                    52-2077860
      (State or other jurisdiction                        (I.R.S. Employer
    of incorporation or organization)                     Identification No.)
        6707 Democracy Boulevard,
              Suite 1000
           Bethesda, Maryland                                  20817
  (Address of principal executive offices)                   (Zip Code)

                     AppNet, Inc. 1999 Stock Incentive Plan
                            (Full title of the plan)

                Ken S. Bajaj                              With a copy to:
    President and Chief Executive Officer
                AppNet, Inc.                          Thomas E. Hartman, Esq.
          6707 Democracy Boulevard,                       Foley & Lardner
                 Suite 1000                          777 East Wisconsin Avenue
          Bethesda, Maryland 20817                   Milwaukee, Wisconsin 53202
               (301) 581-2488                              (414) 271-2400
(Name, address and telephone number, including area
            code, of agent for service)

                           --------------------------
                         CALCULATION OF REGISTRATION FEE
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  Title of         Amount          Proposed       Proposed Maximum    Amount of
Securities to      to be       Maximum Offering      Aggregate      Registration
be Registered    Registered    Price Per Share     Offering Price       Fee
--------------------------------------------------------------------------------
Common Stock,     1,945,000       $56.13(1)       $109,172,850(1)     $28,822
$.0005 par value   shares
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(1)  Estimated  pursuant to Rule 457(c) under the  Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for AppNet, Inc. Common Stock as reported on the NASDAQ National Market System on February 17, 2000.

                        ---------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Commission by AppNet, Inc. (the "Company") are hereby incorporated herein by reference:

          (a) The Company's Prospectus, dated November 11, 1999 filed pursuant to Rule 424(b) under the Securities Act of 1933 on November 12, 1999.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

          (c) The description of the common stock, $.0005 par value, of the Company contained in Item 1 of the Company's Registration Statement on Form 8-A, dated as of June 4, 1999, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Company's bylaws provide that the Company shall indemnify to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in


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

any litigation or other proceeding because such person is or was a director or officer of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Company's bylaws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

          Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director of officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expense, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjusted to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Company's certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.

          The Company maintains primary and excess insurance policies insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.


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

Item 8.   Exhibits.
          --------

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

          Exhibit No.                  Exhibit
          ----------                   -------

          (4.1) AppNet, Inc. 1999 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to AppNet, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999)

          (4.2) Restated Certificate of Incorporation of AppNet, Inc. (Incorporated by reference to Exhibit 3.1 to AppNet, Inc.'s Form S-1 Registration Statement (Registration No. 333-89877))

          (5)       Opinion of Foley & Lardner

          (23.1)    Consent of Arthur Andersen, LLP

          (23.2)    Consent of Foley & Lardner  (contained  in Exhibit 5 hereto)
                    (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.   Undertakings.
          ------------

          (a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be


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

                    reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda and State of Maryland, on this 17th day of February, 2000.

                                    APPNET, INC.

                                    By: /s/ Jack Pearlstein
                                        ---------------------------------------
                                        Jack Pearlstein
                                        Senior Vice President,
                                        Chief Financial Officer and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Ken S. Bajaj and William S. Dawson, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

     Signature                     Title                         Date
     ---------                     -----                         ----

/s/ Ken S. Bajaj           Chairman of the Board, President    February 17, 2000
-------------------------  and  Chief Executive Officer
Ken S. Bajaj               (Principal Executive Officer)

/s/ Jack Pearlstein        Senior Vice  President,  Chief      February 17, 2000
-------------------------  Financial  Officer and Treasurer
Jack Pearlstein            (Principal Financial and Accounting
                           Officer)

/s/ Philip A. Canfield     Director                            February 16, 2000
-------------------------
Philip A. Canfield


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


/s/ John Cross             Director and Executive Vice         February 16, 2000
-------------------------  President
John Cross

/s/ Richard N. Perle       Director                            February 16, 2000
-------------------------
Richard N. Perle

/s/ Bruce V. Rauner        Director                            February 16, 2000
-------------------------
Bruce V. Rauner

                                  EXHIBIT INDEX


       Exhibit No.                     Exhibit
       ----------                      -------

          (4.1) AppNet, Inc. 1999 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to AppNet, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999)

          (4.2) Restated Certificate of Incorporation of AppNet, Inc. (Incorporated by reference to Exhibit 3.1 to AppNet, Inc.'s Form S-1 Registration Statement (Registration No. 333-89877)

          (5)       Opinion of Foley & Lardner

          (23.1)    Consent of Arthur Andersen, LLP

          (23.2)    Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          (24)      Power  of  Attorney   relating  to   subsequent   amendments
                    (included  on  the  signature  page  to  this   Registration
                    Statement)